Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

South State Corporation

Columbia, South Carolina

We consent to the incorporation by reference in the registration statements on Forms S‑8 (File Nos. 333‑26029, 333‑26031, 333‑26033, 333‑80047, 333‑33092, 333‑86922, 333‑90014, 333‑103707, 333‑103708, 333‑115919, 333‑182866, 333‑190228, 333‑194928, and 333‑231176) and on Forms S‑3 (File Nos. 333‑223489, 333‑202553, 333‑172970 and 333‑180325), of South State Corporation of our reports dated February 21, 2020, with respect to the consolidated balance sheets of South State Corporation and subsidiary as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three‑year period ended December 31, 2019, and  the effectiveness of internal control over financial reporting, which reports appear in South State Corporation’s 2019 Annual Report on Form 10‑K.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

February 21, 2020